Exhibit 21



                                SUBSIDIARIES OF THE REGISTRANT



                                                               Jurisdiction
                                                                    Of
                                                               Incorporation

Five Star Group, Inc.                                            Delaware

NPD Trading, Inc.                                                Delaware